Exhibit 99.1

       Innovex Announces Fourth Quarter and Fiscal 2005 Results

    MAPLE PLAIN, Minn.--(BUSINESS WIRE)--Nov. 7, 2005--Innovex (Nasdaq:INVX) today reported revenue of $47.5 million for the fiscal 2005 fourth quarter ending September 30, 2005, in line with guidance provided on October 11, 2005. This was a 28% increase from the $37.1 million reported for the prior year fourth quarter and a 21% decrease from the fiscal 2005 third quarter. The Company's pretax loss, which included restructuring charges of $801,000, was $2.9 million in the fourth quarter of fiscal 2005 as compared to $3.8 million in the prior year fourth quarter and $2.6 million for the fiscal 2005 third quarter. The Company's net loss was $8.4 million or $0.44 per share in the fourth quarter of fiscal 2005 as compared to $2.4 million or $0.12 per share in the prior year fourth quarter. The fiscal 2005 fourth quarter includes a $5.5 million or $0.29 per share charge to increase the deferred tax asset valuation allowance and a pretax restructuring charge of $801,000 or $0.04 per share related to the Company's previously announced plan to close its Maple Plain facility and transfer operations to the Company's Lamphun, Thailand and Litchfield, Minnesota facilities. The Company's net loss excluding the deferred tax valuation adjustment and restructuring charge was $0.11 per share. The Company's fiscal 2004 fourth quarter net loss of $2.4 million or $0.12 per share included restructuring charges of $966,000 and a tax benefit of $1.4 million. The fiscal 2004 fourth quarter net loss excluding the restructuring charge was $0.07 per share.
    The Company recorded a non-cash charge in the fiscal 2005 fourth quarter to increase its deferred tax asset valuation allowance to reduce the carrying value of the deferred tax asset to $-0-. Although the Company continues to expect to generate positive operating income in early fiscal 2006, current interpretations of accounting literature support reducing the carrying value of deferred tax assets to $-0-where a company is in a net operating loss situation.
    Revenue was lower than expected primarily because of softer than expected demand for Flex Suspension Assemblies (FSA) in the quarter resulting in FSA revenue for the quarter of $29.6 million. Although Flat panel display (FPD) revenue was 38% lower in the fiscal 2005 fourth quarter as compared to the third quarter, FPD units shipped were only 7% lower reflecting a change in product mix to FPD products with a lower level of pass-through materials.
    Revenue excluding pass-through material content was $25.4 million for the fiscal 2005 fourth quarter compared to $29.0 million for the fiscal 2005 third quarter. The revenue excluding pass-through decrease from the prior quarter was primarily related to the softer FSA demand. The reduction in FPD revenue was primarily related to the level of pass-through components included in the product mix.
    FSA products constituted 62% of the Company's net sales for the quarter, FPD product revenue was 15%, Actuator Flex Circuit (AFC) revenue was 14%, integrated circuit packaging application revenue was 5%, network system application revenue was 2% and other revenue was 2%.
    The fiscal 2005 fourth quarter gross margin was 8.7% as compared to 7.5% for the fiscal 2004 fourth quarter and 9.0% for the fiscal 2005 third quarter. The gross margin for the fiscal 2005 fourth quarter as compared to the third quarter reflects an improved product mix containing lower levels of pass-through materials and operational efficiency gains offset by unabsorbed fixed costs caused by the lower revenue levels.
    The gross margin calculated using revenue excluding pass-through material content was 16.2% for the fiscal 2005 fourth quarter as compared to 18.7% for the third quarter reflecting the lower fourth quarter revenue. The product mix change was driven by lower FSA revenue from high end enterprise disk drive applications and a shift to FPD products requiring lower levels of assembly.
    Operating expenses for the fiscal 2005 fourth quarter were $5.4 million as compared to $5.3 million in the prior year fourth quarter and $6.1 million for the fiscal 2005 third quarter. The reduction from the fiscal 2005 third quarter reflects lower payroll expenses related to restructuring changes and lower royalties related to FSA revenue.
    In its fiscal 2006 first quarter, the Company expects revenue between $48 and $50 million and revenue excluding pass-through material content between $25 and $28 million. Gross and operating margins are expected to improve sequentially in the December quarter. The Company will adopt FASB Statement No. 123 Share-Based Payment in its fiscal 2006 first quarter. As a result, an additional compensation expense of approximately $200,000 will be recorded in the December quarter.
    "During fiscal 2005, we made significant progress towards reducing our overall cost structure and we have better positioned ourselves to achieve long-term profitability," commented William P. Murnane, Innovex's President and Chief Executive Officer. "Our new front-end factory in Thailand is now up and running and we have qualified 95% of our customers and products in this new, lower cost, factory. In addition, we also made changes to the operating expense structure, which are now generating bottom line benefits.
    "Although we've made excellent progress reducing our cost structure over the past year, our work is not done. We continue to analyze many new cost reduction opportunities and are confident we will find additional ways to improve our margin structure. Our goal is to have the lowest cost structure in our industry and we are confident that, in time, we will achieve this goal.
    "Our new product development effort continues to progress well. We have dedicated teams focused on developing new products that have significant revenue potential and leverage our low cost structure. We hope to announce a number of new product wins in important new business segments as we progress through 2006," stated Mr. Murnane.
    "We began product shipments out of our expanded Thailand facility late in our fiscal 2005 fourth quarter," stated Tom Paulson, Innovex's Chief Financial Officer. "Several production lines will remain in operation in our Maple Plain facility through November when we expect our Thailand operation to be fully qualified on all product lines formerly manufactured in our Maple Plain facility. We will see a portion of the cost savings from closing the Maple Plain manufacturing operation during the December quarter and we expect quarterly cost savings related to the closure of approximately $1 million beginning in the March 2006 quarter."
    The Company anticipates generating adequate cash from operations during fiscal 2006 to fund expected capital expenditures of up to $10 million, make scheduled long-term debt payments and reduce short term debt. Cash flow from operations is expected to be over $5 million in the fiscal 2006 first quarter.

    Conference Call & Live Webcast

    Innovex will conduct a conference call and webcast for investors beginning at 5:00 p.m. Eastern Time (ET) on Monday, November 7, 2005. During the conference call, Mr. Murnane and senior managers will discuss the Company's future product, revenue, mix and margin expectations along with historical results.
    To listen to the live conference call, dial 785-832-1508 and ask for conference ID "Innovex." The live web cast will be available at www.innovexinc.com/investor.shtml. A replay of the call will be available 6:00 p.m. ET on Monday, November 7 through 11:59 p.m. ET on Wednesday, November 9, 2005. To access the replay, dial (402) 220-0460 and ask for conference ID "Innovex." The webcast version of the conference call will be archived at www.innovexinc.com/investor.shtml.

    About Innovex, Inc.

    Innovex, Inc. is a leading manufacturer of high-density flexible circuit-based electronic interconnect solutions. Innovex's products enable the miniaturization and increasing functionality of high technology electronic devices. Applications for Innovex's products include data storage devices such as hard disk drives and tape drives, liquid crystal displays for mobile telecommunication devices, flat panel displays and printers. Innovex is known worldwide for its advanced technology and world class manufacturing.

    Safe Harbor for Forward-Looking Statements

    Except for historical information contained herein, the matters discussed in this release are forward looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products, impact of restructuring charges, changes in product mix, the impact of competitive products and pricing, effect of world-wide economic conditions on flexible circuit demand, changes in manufacturing efficiencies, fluctuations in financial results and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.


                            INNOVEX, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                            (In thousands)

                                     Three Months Ended September 30,
                                     ---------------------------------
                                           2005             2004
                                     ---------------- ----------------

Net sales                                    $47,462          $37,092
Costs and expenses:
 Cost of sales                                43,335           34,323
 Selling, general and administrative           3,422            3,318
 Royalty expense to equity investee              430              335
 Engineering                                   1,528            1,633
 Restructuring charges                           801              966
 Net interest expense                            534              179
 Net other (income) expense                      263              115
                                     ---------------- ----------------
Income (loss) before income taxes             (2,851)          (3,777)

Provision for income taxes                     5,538           (1,427)
                                     ---------------- ----------------

Net income (loss)                            ($8,389)         ($2,350)
                                     ================ ================

Net income (loss) per share:
    Basic                                     ($0.44)          ($0.12)
                                     ================ ================
    Diluted                                   ($0.44)          ($0.12)
                                     ================ ================

Weighted average shares outstanding:
    Basic shares                              19,203           19,080
                                     ================ ================
    Diluted shares                            19,203           19,080
                                     ================ ================


                                     Twelve Months Ended September 30,
                                     ---------------------------------
                                           2005             2004
                                     ---------------- ----------------

Net sales                                   $200,247         $155,946
Costs and expenses:
 Cost of sales                               185,286          137,976
 Selling, general and administrative          14,268           16,462
 Royalty expense to equity investee            1,897            1,319
 Engineering                                   6,969            6,613
 Restructuring charges                         2,771           14,789
 Net interest expense                          1,550              664
 Net other (income) expense                     (367)            (329)
                                     ---------------- ----------------
Income (loss) before income taxes            (12,127)         (21,548)

Provision for income taxes                    13,895           (4,052)
                                     ---------------- ----------------

Net income (loss)                           ($26,022)        ($17,496)
                                     ================ ================

Net income (loss) per share:
    Basic                                     ($1.36)          ($0.92)
                                     ================ ================
    Diluted                                   ($1.36)          ($0.92)
                                     ================ ================

Weighted average shares outstanding:
    Basic shares                              19,164           19,028
                                     ================ ================
    Diluted shares                            19,164           19,028
                                     ================ ================


                            INNOVEX, INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                       September 30    September 30,
Assets                                     2005             2004
                                     ---------------- ----------------
  Cash and short-term investments            $12,914          $14,422
  Accounts receivable, net                    32,585           27,248
  Inventory                                   17,744           12,223
  Other current assets                         1,314            3,612
----------------------------------------------------------------------
     Total current assets                     64,557           57,505
  Property, plant and equipment, net          66,507           53,538
  Intangible & other assets, net               6,762            5,729
  Deferred income taxes long term                  -           12,975
----------------------------------------------------------------------
      Total assets                          $137,826         $129,747
                                     ================ ================


Liabilities and Stockholders' Equity
  Current liabilities                        $48,632          $31,643
  Long-term debt                              27,818           11,022
  Stockholders' equity                        61,376           87,082
----------------------------------------------------------------------
      Total liabilities and
       stockholders' equity                 $137,826         $129,747
                                     ================ ================


                            INNOVEX, INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                            (In thousands)
                                     Twelve months ended September 30,
                                     ---------------------------------
                                           2005             2004
                                     ---------------- ----------------
Cash Flows From Operating
 Activities:
   Net income (loss)                        ($26,022)        ($17,496)
   Adjustments to reconcile net
    income (loss) to net cash
    provided by operating
    activities:
       Depreciation and amortization          12,176           11,286
       Asset impairment charges                    -           13,109
       Deferred income taxes                  13,890           (5,178)
       Other non-cash items                      (58)            (232)
       Changes in operating assets
        and liabilities:
          Accounts receivable                 (5,338)          (2,798)
          Inventories                         (5,521)          (3,588)
          Other current assets                 1,116           (1,203)
          Accounts payable                     2,438            4,736
          Other current liabilities              937            1,360
                                     ---------------- ----------------
Net cash provided by (used in)
 operating activities                         (6,382)              (4)

Cash Flows From Investing
 Activities:
      Capital expenditures                   (28,830)         (11,097)
      Proceeds from sale of assets             2,940               69
                                     ---------------- ----------------
Net cash used in investing
 activities                                  (25,890)         (11,028)

Cash Flows From Financing
 Activities:
    Net long-term debt activity               16,566            2,996
    Net line of credit activity               13,881                -
    Proceeds from exercise of stock
     options                                     317              851
                                     ---------------- ----------------
    Net cash provided by (used in)
     financing activities                     30,764            3,847
                                     ---------------- ----------------
Increase (decrease) in cash and
 equivalents                                  (1,508)          (7,185)
Cash and equivalents at beginning of
 period                                       14,422           21,607
                                     ---------------- ----------------
Cash and equivalents at end of
 period                                      $12,914          $14,422
                                     ================ ================

    CONTACT: Innovex, Inc., Maple Plain
             Tom Paulson, 763-479-5300
             or
             Douglas W. Keller, 763-479-5300
             Facsimile: 763-479-5395
             Internet: http://www.innovexinc.com